UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 18, 2006

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Executive Employment Agreement

On July 18, 2006, we entered into an amendment (the “Amendment”) to the amended executive employment agreement (the “Agreement”) with John H. Jungbauer, our Principal Financial Officer and Principal Accounting Officer, to reflect the mutual decision reached concerning the period of exercisability of Mr. Jungbauer’s stock options. Pursuant to the Amendment, we agreed to retroactively rescind the provision in the Agreement that provided Mr. Jungbauer twelve months following termination of employment to exercise the vested portions of his stock options and revert to the original terms of the stock option agreements that provide Mr. Jungbauer three months following termination of employment to exercise the vested portions thereof. The Amendment, which appears as Exhibit 10.1 to this current report, is incorporated by reference in response to this Item 1.01.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: July 20, 2006	By:	/s/ Marc P. Flores
Marc P. Flores
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to Executive Employment Agreement by and between John H. Jungbauer and MedicalCV, Inc., dated July 18, 2006.